Exhibit (a)(4)

LETTER OF WITHDRAWAL OF OPTIONS PREVIOUSLY TENDERED

PURSUANT TO THE OFFER TO EXCHANGE DATED JULY 16, 2003

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT

5:00 P.M., PACIFIC TIME, ON AUGUST 12, 2003,

UNLESS THE OFFER IS EXTENDED.

To:	Human Resources Department

Electroglas, Inc.

6024 Silver Creek Valley Road

San Jose, California 95138 U.S.A

Telephone: (408) 528-3000

Facsimile: (408) 528-3550

DELIVERY OF THIS LETTER OF WITHDRAWAL TO AN ADDRESS

OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE

TO A NUMBER OTHER THAN AS SET FORTH ABOVE

WILL NOT CONSTITUTE A VALID DELIVERY.

Pursuant to the terms and subject to the conditions of the Offer to Exchange dated July 16, 2003 (the “Offer to Exchange”) and this Letter of Withdrawal, I hereby withdraw my previous tender for cancellation of the following options to purchase shares of Electroglas, Inc. common stock, par value $0.001 per share (“Option Shares”) (to validly withdraw a previous tender of Option Shares for cancellation you must complete the following table):

Date of Option Grant	Exercise Price of Option	Total Number of Remaining Option Shares Subject to Option Grant	Option Number

1

To Electroglas, Inc.:

Upon the terms and subject to the conditions set forth in the Offer to Exchange, my receipt of which I hereby acknowledge, and in this Letter of Withdrawal, I, the undersigned, hereby withdraw my previous tender to Electroglas, Inc., a Delaware corporation (the “Company”), of the Option Shares, as specified in the table on page 1 of this Letter of Withdrawal (the “Withdrawn Options”). I understand that by withdrawing my previous tender of such Option Shares, the tender with respect to such Option Shares will no longer be effective and if I later choose to have the Withdrawn Options tendered in the Offer to Exchange I must re-tender those Withdrawn Options in accordance with the terms of the Offer to Exchange prior to the Expiration Date. The term “Expiration Date” means 5:00 P.M., Pacific time, on August 12, 2003, unless and until the Company, in its sole discretion, has extended the period of time during which the Offer to Exchange will remain open, in which event the term “Expiration Date” refers to the latest time and date at which the Offer to Exchange, as so extended, expires.

I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer to Exchange and withdrawing my tendered Option Shares. All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exchange, this withdrawal is irrevocable.

The name of the registered holder of the Withdrawn Options hereby appears below exactly as it appears on the option agreement or agreements representing such Withdrawn Options. By completing the table on page 1 of this Letter of Withdrawal, I have listed for each Withdrawn Option the grant date, the exercise price, the unique option number and the total number of remaining Option Shares that I previously tendered and wish to withdraw.

I understand that if I do choose to withdraw previously tendered Option Shares I must withdraw the tender of the entire grant. In addition, I also understand that I may not withdraw any previously tendered Option Shares that were granted after January 14, 2003 unless I withdraw all the Option Shares previously tendered.

I understand that this Letter of Withdrawal must be received by the Company prior to the Expiration Date in order to be effective.

All capitalized terms used in this Letter of Withdrawal but not defined shall have the meaning ascribed to them in the Offer to Exchange.

I have read, understand and agree to all of the terms and conditions of the Offer to Exchange.

2

HOLDER PLEASE SIGN HERE

You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Option Shares you previously tendered in the Letter of Transmittal. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer’s full title and include with this Letter of Withdrawal proper evidence of the authority of such person to act in such capacity.

SIGNATURE OF OWNER

X

(Signature of Holder or Authorized Signatory)

Date: , , 2003

Name:

(Please Print)

Address:

______________________________________

(Please include ZIP code)

Telephone No. (with area code):

______________________________________

3